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                                                                   Exhibit 10(b)

                         EXCLUSIVE BROKERAGE AGREEMENT
                         -----------------------------


This Agreement is made and entered into on this 20th day of August, 1995 by and between Street Retail, Inc., a Maryland corporation ("Client"), and Westport Advisors Corporation and Jack Alan Guttman (collectively, "Broker").

In consideration of the mutual covenants set forth in this Agreement, the parties agree as follows:

1. This Agreement replaces the Exclusive Brokerage Agreement by and between Client and Broker dated February 6, 1995 ("Prior Agreement") in its entirety. As of August 21, 1995, the Prior Agreement is terminated and its terms and provisions, including Section 5, but excluding Section 6, thereof, are null and void.

2. Client hereby appoints Broker as its exclusive real estate broker for the purchase of urban retail buildings (i.e. not traditional "strip" shopping centers or shopping malls) located in Connecticut and Westchester County, New York (the "Metro Area"). As its exclusive real estate broker for the purchase of urban retail buildings in the Metro Area, Broker shall not identify, locate, or assist with the purchase or sale of any urban retail buildings with any other person, client or entity other than Client. Broker shall perform the duties of a real estate broker; specifically, Broker shall conduct searches for properties which fit the criteria established by Client and assist Client with all aspects of the due diligence process in order to enable Client to evaluate the desirability and feasibility of acquiring such properties or any interest therein; such assistance shall include collecting and providing Client with market information such as demographics, information on competing properties, comparable rentals and sales and assistance in the appraisal and underwriting of the properties.

3.   Broker represents and warrants that:

     a) Broker will act in accordance with the highest professional standards of the industry and in compliance with all applicable laws, regulations, codes, ordinances and orders.

     b) There are no obligations, commitments, or impediments of any kind that will limit or prevent the Broker's performance of its services and obligations pursuant to this Agreement.

     c) The Broker is duly licensed as a real estate broker in the States of Connecticut and New York.

     d) Broker will perform its services in a professional manner and in the most expeditious and economical manner consistent with the interest of Client.

     e)   Broker is an independent contractor and not an employee of Client.

     f) Broker solely represents Client in any transaction pursuant to this Agreement and must disclose Broker's sole representation of Client to all third parties contacted in connection with this Agreement.

     g) Broker shall NOT disclose to any prospective seller or anyone else information obtained within the confidentiality and trust of the fiduciary relationship with Client, nor disclose to the prospective seller or anyone else information similarly obtained from Client without the consent of Client.

     h) Broker shall NOT receive any fees, commissions or other remuneration other than the Commission (as hereinafter defined) from any seller, broker or any other source in connection with any property purchased by Client pursuant to this Agreement

4. Broker's authority is limited to performing the services in accordance with the terms of this Agreement. Broker does not have any authority to enter into or execute any agreement for or on behalf of Client. No written proposals, offers or other information concerning Client shall be distributed without Client's prior written consent, which may be withheld in Client's sole and absolute discretion. Client shall have the right to specify Broker's degree of involvement, if
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Exclusive Brokerage Agreement
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any, with respect to any negotiation of any contract of sale ("Contract of
Sale"). Broker acknowledges that entering into a Contract of Sale involves negotiation of complex provisions and issues, including business, tax and operational issues and liabilities relating to a property, and that Client, therefore, expressly reserves the right to reject any and all proposals for a Contract of Sale and to approve any and all terms and conditions of any proposed Contract of Sale as Client sees fit, in Client's sole and absolute discretion.

5. The term of this Agreement ("Term") shall commence on August 21, 1995 and end at midnight on August 21, 1996, unless sooner terminated in accordance with the provisions of this Agreement.

6. Client shall pay Broker a commission (the "Commission") equal to .75% (three-quarters of one-percent) of the first twenty million dollars ($20,000,000) of the aggregate gross sales price of the properties acquired subject to this Agreement (i.e. each urban retail building, or buildings located in the Metro Area) (hereinafter, the "Properties") and 1% (one percent) of the aggregate gross sales price of the Properties acquired subject to this Agreement thereafter. Notwithstanding the foregoing, in no event shall Broker receive more than two hundred twenty-five thousand dollars ($225,000.00) total commission in connection with any single real estate transaction, regardless of the number of individual properties contained in any such transaction. Notwithstanding anything to the contrary contained in this Agreement, the following shall be conditions precedent to Client's obligation to pay the Commission:

     a) The execution and delivery by Client and seller of a Contract of Sale for one or more Properties acceptable in form and substance to Client, in Client's sole and absolute discretion; and

     b) The actual closing of the sale, including Client's payment of all monies due at closing, and transfer of title, or other evidence of ownership, to Client.

Failure of either of these conditions shall preclude any claim for a Commission by Broker. In no event shall Broker ever receive any fees, commissions, or other remuneration from any seller, broker or other person or entity in connection with properties purchased by Client pursuant to this Agreement.

With respect to the properties listed in Addendum A, in the event that (i) the conditions precedent to Client's obligation to pay Broker a Commission, as set forth above, are met prior to December 31, 1995, (ii) the individual/entities listed on Addendum A ("Addendum A Broker") execute a brokerage agreement with Client in a form satisfactory to Client, in Client's sole and absolute discretion, prior to the execution of a purchase contract relating to the subject property, (iii) the Addendum A Broker is duly licensed as a real estate broker in the State of Connecticut, and (iv) Broker is not receiving any portion of the fees being paid to any Addendum A Broker, Client shall pay brokerage fees not to exceed the amounts referenced in Addendum A ("Addendum A Fees") in addition to the Commission to be paid to Broker in accordance with this Agreement, but, in no event, shall Client ever pay more than 1.5% total commissions on the aggregate gross sale price for each such transaction. In no event, however, will Client be responsible for the payment of any other fees or expenses in connection with the purchase of any of the properties listed on Addendum A.

With respect to the properties included on Addendum A after December 31, 1995 and any other properties purchased pursuant to this Agreement, in the event that there is a real estate broker cooperating with Broker in connection with this Agreement ("Cooperating Broker"), Client may, in its sole discretion, agree to pay up to 0.5% of the aggregate gross sales price ("Cooperation Fee") to the cooperating real estate broker provided that (i) the conditions precedent to Client's obligation to pay Broker, as set forth above, have been met, (ii) the Cooperating Broker executes a brokerage agreement in a form satisfactory to Client, in its sole and absolute discretion, prior to the execution by Client of a contract to purchase the property in connection with which the Cooperation Fee may be paid, (iii) the Cooperating Broker is duly licensed as a real estate broker in the jurisdiction in which the property is located, (iv) the Cooperating Broker is not receiving any other fees, commissions or other remuneration in connection with the transaction for which Cooperating Broker otherwise could be eligible to receive a Cooperation Fee, and (iv) Broker is not receiving any portion of the Cooperation Fee. In no event, however, shall Client pay more than 1% total commissions with respect to
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Exclusive Brokerage Agreement
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properties where Broker is earning a .75% commission or 1.25% total commissions with respect to properties where Broker is earning a 1% commission as described in Section 4, above.

Except following the occurrence of an Event of Default as described in Section 10, it is further understood that the Commission shall be paid to Broker if, (i) within One Hundred Eighty (180) days after the expiration or termination of the Term, Client enters into a Contract of Sale for one or more Properties presented by Broker during the Term and named in a written list delivered to Client by Broker within fifteen (15) days following the expiration of the Term or the termination of this Agreement, (ii) such purchase is ultimately consummated, and
(iii) the two conditions precedent to Client's obligation to pay the Commission, as set forth above, have been met. Broker's Commission shall be the sole compensation paid to Broker and Broker shall not be entitled to reimbursement for any expenses or any other sums Broker incurs related to or involving the performance of the services. The Commission shall be paid to Broker at closing and Client hereby authorizes the attorney or title company conducting the closing to disburse the Commission to Broker at such closing. The Commission shall be payable if the transfer or sale is structured as a cash sale, like-kind exchange, partial sale, joint venture, newly formed partnership or transfer of stock.

7. In no event shall Client be responsible to pay any persons or entities, other than Broker, any commissions or other remunerations of any kind in connection with this Agreement or by virtue of their association with Broker except that, pursuant to Section 6, above, Client may, in its sole and absolute discretion, pay Cooperation Fees to Cooperating Brokers and Addendum A Fees to Addendum A Brokers. Further, Client shall not be obligated to see to the application of the Commission, if any, due under this Agreement or the payment of any other remuneration for the benefit of any persons or entities other than Broker, and, in its sole and absolute discretion, Cooperating Brokers and Addendum A Brokers, and no other persons or entity shall be a third party beneficiary of this Agreement. Broker shall be solely responsible for the direct payment of any commissions or other remuneration of any kind, except payment of Cooperation Fees and Addendum A fees, if any, due to other persons or entities claiming entitlement to a share of the Commission or any other remuneration under this Agreement or by virtue of their association with Broker. Broker hereby agrees to indemnify and hold Client harmless from and against any and all claims, demands, obligations, liabilities, losses and damages (including, without limitation, attorney's fees of counsel selected by Client) arising directly or indirectly out of or in connection with any claim for commissions or other remuneration of any kind for any person or entity claiming by, through or under Broker or relating in any way to this Agreement, or Broker's actions or failure to act pursuant to this Agreement; it being understood and agreed that Client's liability hereunder shall be limited to the payment to Broker of the Commission, if any, owed under the Agreement. In the event any claims, demands, obligations, liabilities, losses and/or damages arise in connection with any claim for commissions, fees or other remuneration, Client may, in its sole and absolute discretion, withhold Commissions otherwise payable to Broker pending final resolution and may offset against such Commissions any such claims, demands obligations, liabilities, losses and or damages. This provision shall survive any termination of this Agreement.

8. Broker shall obtain, pay for and keep in force at all times during the performance of work pursuant to this Agreement, the following insurance coverages placed with insurance companies having an A.M. Best rating of A VI or better:

Comprehensive General Liability Insurance, with limit of not less than one million dollars ($1,000,000) per occurrence, or Commercial General Liability
                                             --
Insurance with limits of not less than one million dollars ($1,000,000) per occurrence and two million dollars ($2,000,000) aggregate. Client shall be added as an additional insured. The policy shall provide such additional insured with a thirty (30) day notice of cancellation, non-renewal or material change. Any certificates of insurance furnished in accordance with this Agreement shall specify who has been added as an additional insured and shall state that the policy has been amended to provide the thirty (30) day advance notice.

Professional Liability Insurance with a limit of not less than one million dollars ($1,000,000).

Contractor may meet the limits of liability indicated by means of the use of an umbrella liability policy. Any general liability policy must be written on an occurrence basis. Owner shall be
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Exclusive Brokerage Agreement
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furnished with certificates evidencing that all such insurance specified herein is in force prior to commencement of services provided pursuant to this Agreement.

9. This Agreement may be terminated by either party upon thirty (30) days' written notice. In the event of termination by either party, Broker shall be entitled to receive only that Commission which it has earned pursuant to and in accordance with Section 6 of this Agreement and Client shall have no further obligations or liabilities hereunder.

10. Broker's failure or refusal to perform or observe any obligation, covenant, or condition of this Agreement shall constitute an Event of Default. Should an Event of Default occur, Client may, at its option, terminate this Agreement without affecting any other remedy which it may have at law or in equity. Such termination shall be effective immediately upon Broker's receipt of written notice from Client. In such event, Broker shall be entitled to receive only that Commission which it has already earned pursuant to and in accordance with
Section 6 of this Agreement, less any and all damages, losses, claims, costs and expenses incurred or suffered by Client as a result of Broker's failure or refusal to perform and Client shall have no further obligations or liabilities hereunder. Broker will not be entitled to receive any Commissions on properties that are purchased by Client, unless the purchase agreement is fully executed before the date of occurrence of an Event of Default and the conditions precedent to the Client's obligation to pay a Commission set forth in Section 6 have been met.

  11. Client, its directors, employees, officers, agents and shareholders shall not be personally liable under this Agreement and Broker hereby agrees to look solely to Client's property, real, personal or otherwise, tangible or intangible, for payment of any claim hereunder.

A similar limitation on liability shall be inserted in each document executed by Street Retail, Inc. (if any) pursuant to this Agreement.

12. Whenever any demand, request, approval consent or notice ("Notice") shall or may be given by one party to the other, Notice shall be addressed to the parties at their respective addresses as set forth below and delivered by (i) hand, (ii) facsimile, (iii) a nationally recognized overnight express courier, or (iv) registered or certified mail return receipt requested. The date of actual receipt shall be deemed the date of service of Notice. In the event an addressee refuses to accept delivery, however, then Notice shall be deemed to have been served on either (i) the date hand delivery is refused, (ii) the next business day in the case of delivery by overnight courier, or (iii) three (3) business days after mailing the notice in the case of registered or certified mail. Either party may, at any time, change its Notice address by giving the other party Notice, in accordance with the above, stating the change and setting forth the new address.

     Client:        Ron D. Kaplan
                    Vice President
                    Street Retail, Inc.
                    4800 Hampden Lane, Suite 500
                    Bethesda, Maryland  20814

          with a copy to:

                    Street Retail, Inc.
                    4800 Hampden Lane, Suite 500
                    Bethesda, Maryland  20814
                    Attn:  Secretary

     Broker:        Westport Advisors Corporation
                    25 Sylvan Road South, Building F
                    Westport, Connecticut  06880
                    Attn:  Jack Alan Guttman, President

13. This Agreement contains the entire agreement between Client and Broker, supersedes any prior agreements or understandings, and no oral statements or prior written matter not specifically incorporated in this Agreement
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unless set forth in a document executed by these parties or a duly authorized agent, officer, or representative hereof

14. Neither Client nor Broker shall file or record any instrument or document relative to this Agreement in any public records except as may be required by the federal securities laws.

15. Notice: The amount or rate of real estate commissions is not fixed by law. They are set by each Broker individually and may be negotiable between the Client and the Broker.

16. This Agreement shall be subject to Section 46a-64 of the Connecticut General Statutes, as amended, and governed by and construed in accordance with the laws of the State of Connecticut.

17. The heirs, transferees, successors, and assigns of the parties hereof shall be duly bound by the provisions hereof, provided Broker may not assign or otherwise transfer its right or obligation hereunder.

18. The terms of the Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

19. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above stated.

          CLIENT:

          STREET RETAIL, INC.


          By: /s/ Ron D. Kaplan
             ________________________________
             Ron D. Kaplan
             Vice President


          BROKER:

          WESTPORT ADVISORS CORPORATION


          By: /s/ Jack Alan Guttman
             _______________________________
             Jack Alan Guttman
             President

          JACK ALAN GUTTMAN

           /s/ Jack Alan Guttman
          __________________________________